Exhibit 99.1

BioCardia Biotherapeutic Delivery and Morph Access Innovations

Business Development Update for Shareholders

Sunnyvale, January 3, 2024 – BioCardia, Inc. (Nasdaq: BCDA), a developer of cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary diseases issues the following letter to shareholders:

Dear Shareholders,

BioCardia completed 2023 with three active clinical programs of its autologous and allogeneic cell therapies to treat heart disease, with a focus on ischemic heart failure of reduced ejection fraction. We expect to report clinical data from each of these programs in 2024. In coming months, we will provide a more detailed update on our therapeutic pipeline including expected timelines for data readouts and regulatory milestones.

Today, I am writing to share a brief update on our business development activities related to our Biotherapeutic Delivery Partnering (BDP) business and our Morph Access Innovations (Morph) business. Our BDP efforts are enhanced by the experience of almost 500 patients treated with the Helix transendocardial biotherapeutic delivery systems in twelve clinical trials. Morph products are used in each of our biotherapeutic delivery procedures, and have been used in thousands of vascular procedures over the years. The BDP and Morph businesses are derived from the experience and technology that we have developed in support of our own autologous and allogeneic cell therapy platforms.

In BDP, our team provides support for pre-clinical and clinical stage programs to enable and enhance our partner’s biotherapeutic development efforts. Efforts include review and preparation of protocols, sharing of strategic and regulatory insights, and providing technical input on strategies for handling and delivering biologic agents. We provide protocols and data collection templates as well as catheter products and technologies that are available today. We perform training for staff and physicians and support procedures using our biotherapeutic delivery systems. We believe that BioCardia having more opportunities to participate meaningfully in new high-value therapies through BDP is in our shareholders’ interests and outweighs concerns with respect to enabling competitive therapeutic programs.

We have two new biotherapeutic delivery partnerships we anticipate finalizing soon based on terms agreed upon in December 2023. Both potential partners have extensive positive large animal experience with our delivery systems, as do a number of additional potential partners. We have the ability to fully support several of these partners, sharing our knowledge, experience and technology to help advance their efforts.

We have also been active in partnering discussions for our Morph products for markets where our products and technologies enable high value therapies beyond biotherapeutic intervention. These markets include transseptal access, radial access coronary and peripheral procedures, and aorto-ostial access procedures. Our previous product experience in thousands of clinical procedures has led us to our recent Morph DNA™ designs. These bidirectional steerable sheath introducers and guide designs underlie our Avance™ transseptal steerable introducers. Currently, we have several larger firms performing active diligence towards potential Morph partnerships.

Our BDP and Morph partnering efforts are enhanced by both the performance of our offerings in our clinical programs and our extensive intellectual property portfolio. We have had recent patent issuances in Japan and EU that are in our partner’s interests. On October 7th, 2023, Japan’s Patent Office issued Patent No. 737497, and on December 13, 2023, the European Patent Office Issued Patent No. 2943123, both of which are titled, “Target site selection, entry and updates with automatic remote image annotation”. These patents claim ownership of inventions for how an interventional cardiologist working in the chambers of the heart may navigate relative to an imported echo, MRI, or CT image which have been obtained noninvasively prior to the procedure. Our inventive focus has been the targeting of biologic therapies, but the patent impact may be broader. This fusion imaging software approach is anticipated to be a significant product enhancement for our biotherapeutic delivery capabilities and regulated as software as a medical device. There are also recently published patent applications on both our Helix biotherapeutic delivery systems and our Morph steerable access technology that we continue to advance.

The coming year offers the potential for catalysts that could dramatically improve our prospects, timetable, and attractiveness as a business, both from our therapeutic programs themselves and from the technologies we have developed to advance these therapeutic programs. We are excited about what the future holds and are grateful for the opportunity to create an entirely new class of heart failure treatments and transform cardiovascular care. I look forward to sharing material news as it happens.

Thank you for your continued support, which makes everything we do possible.

Sincerely yours,

Peter A. Altman, Ph.D.

President and Chief Executive Officer, BioCardia, Inc.

About BioCardia®

BioCardia, Inc., headquartered in Sunnyvale, California, is developing cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary disease. CardiAMP™ autologous and CardiALLO allogeneic cell therapies are the Company’s biotherapeutic platforms for the treatment of heart disease. BioCardia also acts as a biotherapeutic delivery partner supporting therapies for the treatment of heart failure, chronic myocardial ischemia and acute myocardial infarction. For more information visit: www.BioCardia.com.

Forward Looking Statements

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, references to advancing our four clinical programs, biotherapeutic delivery partnerships, and Morph steerable sheath and guide partnerships, statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations. Such risks and uncertainties include, among others, the inherent uncertainties associated with developing new products or technologies, regulatory approvals, unexpected expenditures, the ability to raise the additional funding needed to continue to pursue BioCardia’s business and product development plans, the ability to enter into licensing and partnering arrangements, and overall market conditions. These forward-looking statements are made as of the date of this press release, and BioCardia assumes no obligation to update the forward-looking statements.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s liquidity position and its ability to raise additional funds, as well as the Company’s ability to successfully progress its clinical trials. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 29, 2023, under the caption titled “Risk Factors” and in its subsequently filed Quarterly Reports on Form 10-Q. BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

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Media Contact:
Miranda Peto, Marketing
Email: mpeto@BioCardia.com
Phone: 650-226-0120

Investor Contact:
David McClung, Chief Financial Officer
Email: investors@BioCardia.com
Phone: 650-226-0120